EXHIBIT 5
                                                                     ---------


                              [PHKS LETTERHEAD]


                                   April __, 1996


HUBCO, Inc.
1000 MacArthur Blvd.
Mahwah, New Jersey  07430
Attn.:  Kenneth T. Neilson, President
        and Chief Executive Officer

     We have acted as special counsel to HUBCO, Inc. ("HUBCO") in connection with its proposed issuance of common stock, no par value (the "Common Stock"), and Warrants (the "Warrants") pursuant to an Agreement and Plan of Merger between HUBCO and Lafayette American Bank and Trust Company, which Common Stock and Warrants are being registered pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of HUBCO, as currently in effect, and relevant resolutions of the Board of Directors of HUBCO and committees of the Board of Directors; and we have examined such other documents as we deemed necessary or appropriate in order to express the opinion hereinafter set forth.

     Based on the foregoing and assuming the Registration Statement has been declared effective under the Securities Act of 1933, as amended, we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the "Prospectus"), the Common Stock will be legally issued, fully paid and non-assessable, the Warrants will be legally issued and the Common Stock to be issued pursuant to the Warrants will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.

                              Very truly yours,



                              PITNEY, HARDIN, KIPP & SZUCH